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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 2, 2011, except Note 18, as to which the date is May 31, 2011, in Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-173867) and related Prospectus of Stewart & Stevenson LLC for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Houston, Texas
June 1, 2011

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  Exhibit 23.1
Consent of independent registered public accounting firm